UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2008, VeraSun Janesville, LLC (the “Debtor”) entered into a term sheet (the “Term Sheet”) for debtor-in-possession financing with AgStar Financial Services, PCA (“AgStar”) and certain other lenders under the Debtor’s existing prepetition secured credit facility (the “Prepetition Facility”). AgStar is one of the lenders and is the administrative agent under the Prepetition Facility. AgStar and such other lenders are also lenders under other debtor-in-possession financing arrangements with various subsidiaries of VeraSun Energy Corporation.

On December 15, 2008, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an interim order (the “Interim Order”) approving the Term Sheet.

The Term Sheet provides for a revolving debtor-in-possession credit facility (the “Facility”) in the principal amount of $500,000. Interest on borrowings under the Facility is payable periodically at an annual rate equal to the LIBOR Rate (as defined in the Prepetition Facility) plus 7.0%.

The Term Sheet provides for the Debtor to pay to the lenders under the Facility a commitment fee of 1.0% and an administration fee of 0.5% of the aggregate committed amount of the Facility.

The maturity date of the Facility is January 15, 2009 or such earlier date as may be provided in final loan documents or a final order of the Bankruptcy Court.

Borrowings under the Facility are subject to a number of conditions, including final loan documents and budgeting requirements. There can be no assurance that the Debtor will be able to fully draw on the Facility or maintain access to financing under the Term Sheet or at all. The Term Sheet contemplates that the parties would enter into final loan documents containing affirmative and negative covenants, budgeting requirements to be determined, events of default, and other customary terms and conditions.

The Facility is guaranteed by US BioEnergy Corporation. The Facility may be used for working capital needs of the Debtor, subject to a budget.

The Facility will be secured by a lien on all of the assets of the Debtor. Under the Term Sheet, the Debtor is subject to affirmative and negative covenants and other customary terms and conditions, which are generally to be specified in final loan documents, and to specified events of default. Obligations under the Facility constitute “superpriority” claims under the United States Bankruptcy Code.

The foregoing description of the Term Sheet and the Facility does not purport to be complete and is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Debtor in Possession Financing Term Sheet for VeraSun Janesville, LLC, as debtor in possession, dated December 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: December 19, 2008	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Debtor in Possession Financing Term Sheet for VeraSun Janesville, LLC, as debtor in possession, dated December 15, 2008